United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,287,558
Unrealized Gain (Loss) on Market Value of Futures	2,624,857
Dividend Income	1,014
Interest Income	522
ETF Transaction Fees	350
Total Income (Loss)	$5,914,301

Expenses
General Partner Management Fees	$33,233
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,306
Prepaid Insurance Expense	863
NYMEX License Fee	831
Non-interested Directors' Fees and Expenses	572
Other Expenses	23,752
Total Expenses	66,502
Expense Waiver	(15,467)
Net Expenses	$51,035
Net Income (Loss)	$5,863,266

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$64,225,488
Withdrawals (100,000 Units)	(6,371,687)
Net Income (Loss)	5,863,266

Net Asset Value End of Month	$63,717,067
Net Asset Value Per Unit (1,000,000 Units)	$63.72

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612